Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2017, by and among BioScrip, Inc., a Delaware corporation (the “Company”), Venor Capital Master Fund Ltd., Map 139 Segregated Portfolio of LMA SPC, Venor Special Situations Fund II LP and Trevithick LP, (each a “Stockholder” and, collectively, the “Stockholders”). Each of the Company and the Stockholders may be referred to in this Agreement as a “Party,” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings assigned such terms in Section 9 of this Agreement.

A.       The Company and the Stockholders are parties to that certain Stock Purchase Agreement, dated as of March 1, 2017 (the “Purchase Agreement”), pursuant to which the Stockholders are purchasing an aggregate of 3,300,000 shares of the Company’s common stock (the “Purchased Shares”).

B.       In connection with the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the Parties desire to enter into this Agreement in order to grant to the Stockholders and certain of their respective permitted transferees certain registration rights covering the Purchased Shares, all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:

1.       Shelf Registrations.

(a)       The Company shall (i) cause to be filed a shelf registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the “Registration Statement”), within ten (10) days of the date it files its annual report on Form 10-K for the fiscal year ended December 31, 2016 (such date being the “Shelf Filing Deadline”), which Registration Statement shall provide for resales of all Registrable Securities the Holders of which shall have provided the information required pursuant to Section 2(c) hereof; (ii) if the Registration Statements gets “no review” or “limited review” from the SEC use its reasonable best efforts to cause such Registration Statement to become or be declared effective by the SEC at the earliest possible time, but in no event later that the 30th day after the Shelf Filing Deadline (or if such 30th day is not a Business Day, the next succeeding Business Day); and (iii) if the Registration Statement is reviewed by the SEC, use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC at the earliest possible time, but in no event later that the 75th day after the Shelf Filing Deadline (or if such 75th day is not a Business Day, the next succeeding Business Day).

(b)       The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 2(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Registrable Securities entitled to the benefit of Section 1(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least one year following the effective date of such Registration Statement (or shorter period that will terminate when all the Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or are otherwise no longer Registrable Securities).

2.       Registration Procedures.

(a)       In connection with the Registration Statement, the Company shall comply with all the provisions of Section 2(b) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as is commercially reasonable prepare and file with the SEC a Registration Statement relating to the registration, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

(b)       In connection with the Registration Statement and any prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

(i)       respond to written comments received from the SEC upon a review of the Registration Statement as promptly as reasonably possible;

(ii)       promptly notify each Holder of the effectiveness of the Registration Statement filed hereunder; by 9:30 a.m. (New York time) on the second Business Day following such effectiveness, file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to the Registration Statement; and prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, and otherwise take such actions, as may be necessary to keep the Registration Statement effective for the period set forth in Section 1(b), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement;

(iii)       promptly furnish to each Holder such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each Holder;

(iv)       if applicable, use commercially reasonable efforts to register or qualify the shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)       notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, as expeditiously as possible following the happening of such event, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi)       without limiting any obligations of the Company under the Purchase Agreement, use its commercially reasonable efforts to (x) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (y) if such listing is not then permitted, or no similar securities issued by the Company are then so listed, secure a designation and quotation of all of the Registrable Securities covered by each Registration Statement on the OTC Bulletin Board;

(vii)       provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

(viii)       otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q and 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(ix)       in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall promptly notify each Holder and use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(x)       use reasonable best efforts to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities; and

(xi)       cooperate with each Holder and any broker or dealer through which any such Holder proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Holder.

(c)       Each Holder that requested that any Registrable Securities be registered pursuant to this Agreement shall deliver to the Company such requisite information with respect to itself and its Registrable Securities as the Company may reasonably request for inclusion in the Registration Statement (and the prospectus included therein) as is necessary to comply with all applicable rules and regulations of the SEC, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement furnished by or regarding the Holder or its plan of distribution.

(d)       The Holders shall not effect sales of the shares covered by the Registration Statement (i) prior to the withdrawal of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the registration or qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction where such shares had previously been registered or qualified or (ii) after receipt of facsimile or other written notice from the Company instructing such Holders to suspend sales to permit the Company to correct or update the Registration Statement or prospectus until such Holder receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any required post-effective amendment has become effective. Such Holder agrees that it will immediately discontinue offers and sales of Registrable Securities under the Registration Statement until such Holder receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective.

(e)       Notwithstanding anything herein to the contrary, the Company shall have the right to suspend the use of a Registration Statement for a period of not greater than forty-five (45) consecutive days and for not more than ninety (90) days in any twelve (12) month period (“Blackout Period”), if, in the good faith opinion of the Board of Directors of the Company, after consultation with counsel, material, nonpublic information exists, including without limitation the proposed acquisition or divestiture of assets by the Company, a strategic alliance or a financing transaction involving the Company or the existence of pending material corporate developments, the public disclosure of which would be necessary to cause the Registration Statement to be materially true and to contain no material misstatements or omissions, and in each such case, where, in the good faith opinion of the Board of Directors, such disclosure would be reasonably likely to have a Material Adverse Effect (as defined in the Purchase Agreement) on the Company or on the proposed transaction. The Company must give the Holders notice promptly upon knowledge that a Blackout Period (without indicating the nature of such Blackout Period) may occur and prompt written notice if a Blackout Period will occur and such notices must be acknowledged in writing by the Investors. Upon the conclusion of a Blackout Period the Company shall provide the Holder written notice that the Registration Statement is again available for use. For the avoidance of doubt, the delivery of notice that Blackout Period may or will occur is not material non-public information that will otherwise prohibit the Investors from trading the Company’s securities, and the Investors will not be violating any duty to the Company (or misappropriating any information) if any of them do in fact so trade.

3.       Registration Expenses. All expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and independent certified public accountants, underwriters (excluding fees, discounts and commissions) and other persons retained by the Company, and reasonable fees and expenses of one counsel for the Holders in connection with any Registration Statement (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. The Company shall not be liable for any Selling Expenses. As used herein, the term “Selling Expenses” shall mean, collectively, any selling commissions, discounts or brokerage fees. Selling Expenses shall be borne by the respective seller thereof, in proportion to the respective number of shares of Registrable Securities sold by each of them.

4.       Holder’s Obligations. Each Holder covenants and agrees that, in the event the Company informs such Holder in writing that it does not satisfy the conditions specified in Rule 172 and, as a result thereof, such Holder is required to deliver a prospectus in connection with any disposition of Registrable Securities, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

5.       Indemnification.

(a)       The Company shall indemnify, to the extent permitted by applicable law, each Holder, its officers, directors, partners, managers, members, investment managers, employees, agents and representatives, and each Person who controls each Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in (or incorporated by reference therein) the Registration Statement, free writing prospectus, prospectus or preliminary prospectus, filing under any state securities (or blue sky) law or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iii) any breach or violation of this Agreement; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that (A) such claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in (or incorporated by reference therein) the Registration Statement, free writing prospectus, prospectus or preliminary prospectus, filing under any state securities (or blue sky) law or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact in reliance upon and in conformity with information furnished to the Company by or on behalf of such Holder or its representatives by or on behalf of such Holder expressly for use therein, or (B) such claim is related to the use by a Holder or underwriter, if any, of an outdated or defective prospectus after such party has received written notice from the Company that such prospectus is outdated or defective

(b)       Each Holder shall, severally and not jointly, to the extent permitted by applicable law, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, against any losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue or alleged untrue statement of material fact contained in (or incorporated by reference therein) the Registration Statement, free writing prospectus, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements herein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with any information furnished in writing to the Company by such Holder or its representatives by or on behalf of such Holder expressly for use therein; provided that each Holder shall be liable under this Section 6(b) of this Agreement (and otherwise) for only up to the amount of net amount of proceeds actually received by each Holder as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

(c)       Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless, in the Company’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. After written notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, the indemnifying party shall not be subject to any liability for any settlement subsequently made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of the Company, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall be liable for the fees and expenses of one additional firm of attorneys with respect to the indemnified parties. The indemnifying party shall keep the indemnified party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect to such claim. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release from all liability with respect to such claim.

(d)       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner, manager, member, investment manager, employee, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject pursuant to the law.

(e)       If the indemnification provided for in this Section 5 of this Agreement is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (ii) contribution by each Holder shall be limited in amount to the net amount of proceeds actually received by such Holder from the sale of such Registrable Securities pursuant to the applicable Registration Statement, less the amount of any damages that such Holder has otherwise been required to pay in connection with such sale.

6.       Reports under the Exchange Act. With a view to making available to the each Holder the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration (“Rule 144”), at all times during which there are Registrable Securities outstanding that have not been previously (i) sold to or through a broker or dealer or underwriter in a public distribution or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in the case of either clause (i) or clause (ii) in such a manner that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale, the Company agrees to use its commercially reasonable efforts to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144;

(b)       file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)       furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit each Holder to sell such securities pursuant to Rule 144 without registration.

Upon the request of any Investor, if any Registrable Securities cease to be so because the conditions set forth in clause (C) of the definition of “Registrable Securities” have been met, the Company will remove any restrictive legends on such securities and cause its transfer agent to transfer such securities to the brokerage account designated by such Investor in accordance with such request.

7.       Preservation of Rights. Without the prior written consent of a Majority-in-Interest, the Company shall not, on or after the date of this Agreement, (i) grant any registration rights to third parties which are inconsistent with the rights granted hereunder, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that is inconsistent with or violates or subordinates the rights expressly granted to each Holder in this Agreement, such as (A) affecting the ability of each Holder to include the Registrable Securities in a registration undertaken pursuant to this Agreement or (B) affecting the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

8.       Definitions.

“Affiliate” means (i) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such other Person, (ii) any executive officer or general partner of such other Person and (iii) any legal entity for which such Person acts as executive officer or general partner, and “control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another Person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.

“Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings.

“Commission Guidance” means (i) any publicly available written guidance or rule of general applicability of the SEC staff or (ii) written comments, requirements or requests of the SEC staff to the Company in connection with the review of a Registration Statement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and includes all securities of the Company issued or issuable with respect to such securities by way of a stock split, stock dividend, or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, or other corporate reorganization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, and any agency or authority succeeding to the functions thereof.

“Holder” means (i) each Stockholder in its capacity as a holder of record of Registrable Securities, (ii) any Affiliate of a Stockholder that is a direct or indirect transferee of Registrable Securities from a Stockholder or any subsequent Holder and (iii) any direct or indirect transferee of Registrable Securities from a Stockholder or any subsequent Holder.

“Majority-in-Interest” means Holders of more than fifty percent (50%) of the Registrable Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

“Registrable Securities” means the Common Stock issued to the Stockholders pursuant to the Purchase Agreement, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) the Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (B) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (C) such securities are eligible for sale by the Holder without registration pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act without limitation thereunder on volume or manner of sale, (D) such securities are otherwise transferred and such securities may be resold without limitation or subsequent registration under the Securities Act, (E) such securities shall have ceased to be outstanding, or (F) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission, and any governmental body or agency succeeding to the functions thereof.

9.       Miscellaneous.

(a)       Remedies. Each Party shall be entitled to enforce its rights under any provision of this Agreement specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)       Termination. All rights and obligations of the Company hereunder other than pursuant to Sections 3 and 5 hereof shall terminate on the date on which no Registrable Securities are outstanding.

(c)       Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only upon the prior written consent of the Company, a Majority-in-Interest and any Holder that would be materially and disproportionately affected by such an amendment or waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d)       Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Registrable Securities by such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective permitted successors and assigns; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee, and no such assignee shall be deemed a Holder hereunder, unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 5 and this Section 9(d).

(e)       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f)       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party to this Agreement and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

(g)       Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)       Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of New York applicable to parties residing in New York, without regard applicable principles of conflicts of law. Each Party irrevocably consents to the exclusive jurisdiction of any court located within New York County, New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(h).

(i)       Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile or electronic mail with confirmation of receipt to the Parties to this Agreement at the addresses set forth in the Purchase Agreement (or at such other address for a Party as shall be specified upon like notice).

(j)       Rules of Construction. The Parties agree that they have each been represented by counsel during the negotiation, preparation and execution of this Agreement (or, if executed following the date hereof by counterpart, have been provided with an opportunity to review the Agreement with counsel) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(k)       Interpretation. This Agreement shall be construed in accordance with the following rules: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Sections” and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and (v) the words “includes” and “including” are not limiting.

[Remainder of page intentionally left blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

COMPANY:

BioScrip, Inc.

By:	/s/ Kathryn Stalmack
Name:	Kathryn Stalmack
Title:	SVP & General Counsel

Signature Page to Registration Rights Agreement

STOCKHOLDERS:

VENOR CAPITAL MASTER FUND LTD.

By:	Venor Capital Management LP

Its:	Investment Manager

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

MAP 139 SEGREGATED PORTFOLIO OF LMA SPC

By:	Venor Capital Management LP

Its:	Investment Advisor

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

VENOR SPECIAL SITUATIONS FUND II LP

By:	Venor Capital Management LP

Its:	Investment Manager

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

TREVITHICK LP

By:	Venor Capital Management LP

Its:	Investment Manager

By:	/s/ Michael Wartell
Name:	Michael Wartell
Title:	Co-CIO

Signature Page to Registration Rights Agreement